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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ..............................................................................
 ..............................................................................

SMITH BARNEY LIMITED MATURITY MUNICIPALS FUND a separate investment portfolio of
SMITH BARNEY INVESTMENT TRUST
PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned holder of shares of Smith Barney Limited Maturity Municipals Fund ("Limited Maturity Fund"), a separate investment portfolio of Smith Barney Investment Trust, hereby appoints Heath B. McLendon, Christina T. Sydor and Caren A. Cunningham attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Limited Maturity Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of Limited Maturity Fund to be held at the offices of Limited Maturity Fund, 388 Greenwich Street, 22nd Floor, New York, New York on January 12, 1996 at 9:30 a.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated November __, 1995 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                         PLEASE SIGN, DATE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE

          Date:    ________________________________________________

          Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

               ________________________________________________

               ________________________________________________
                    Signature(s)        (Title(s), if applicable)
















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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ..............................................................................
 ..............................................................................

Please indicate your vote by filling in the appropriate box below, as shown, using blue or black ink or dark pencil. Do not use red ink. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.
                                                   [ ]         [ ]         [ ]
1. To approve or disapprove the                 FOR    AGAINST     ABSTAIN
   Agreement and Plan of Reorganization

   dated as of November __, 1995 providing for (i) the acquisition of all or substantially all of the assets of Smith Barney Limited Maturity Municipals Fund ("Limited Maturity Fund") by Smith Barney Muni Funds -- Limited Term Portfolio ("Limited Term Portfolio") in exchange for shares of Limited Term Portfolio and the assumption by Smith Barney Muni Funds on behalf of Limited Term Portfolio of scheduled liabilities of Limited Maturity Fund,
   (ii) the distribution to shareholders of Limited Maturity Fund of such shares of Limited Term Portfolio in liquidation of Limited Maturity Fund and (iii) the subsequent termination of Limited Maturity Fund.